[U.S. GLOBAL INVESTORS, INC. LOGO]


July 1, 1999

U.S. Global Investors Funds
7900 Callaghan Road
San Antonio, Texas 78229

Dear U.S. Global Investors Funds:

We hereby confirm and acknowledge our agreement to limit total operating expenses of the following funds to not exceed a percentage of their average net assets as set forth below on an annualized basis through June 30, 2000.

                                                         PERCENTAGE OF
     FUND                                              AVERAGE NET ASSETS
     ---------------------------------------           ------------------
     All American Equity Fund                                1.00%
     Tax Free Fund                                           0.70%
     Near-Term Tax Free Fund                                 0.70%
     U.S. Government Securities Savings Fund                 0.40%

Yours truly,

/S/ FRANK E. HOLMES

Frank E. Holmes
Chief Investment Officer, US. Global Investors, Inc.

                                                        7900 Callaghan Road
                                                        ........................
                                                        MAIL ADDRESS:
                                                        P.O. Box 781234
                                                        San Antonio, Texas
                                                        78278-1234
                                                        ........................
                                                        Tel 210-308-1234
                                                        ........................
                                                        1-800-US-FUNDS
                                                        ........................
                                                        Fax 210-308-1223
                                                        ........................
                                                        email shsvc@usfunds.com